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                                                                      Exhibit 11


                             EASTERN BANCORP, INC.
          Computation of Primary and Fully Diluted Earnings Per Share


                                                           Three Months Ended
                                                              December 31,
(Dollars in thousands, except per share data)                1996      1995
                                                          ---------  ----------

Net Income                                                   $1,421      $1,487
                                                          ---------  ----------
                                                          ---------  ----------


PRIMARY:

Shares:

  Weighted average number of common
   shares outstanding                                     3,685,212   3,597,711

  Dilutive effect of outstanding stock
   options                                                  203,678     187,020
                                                          ---------  ----------
  Weighted average number of common
   and common equivalent shares                           3,888,890   3,784,731
                                                          ---------  ----------
                                                          ---------  ----------

  Earnings per share                                          $0.37       $0.39
                                                          ---------  ----------
                                                          ---------  ----------

ASSUMING FULL DILUTION:

Shares:

  Weighted average number of common
   shares outstanding                                     3,685,212   3,597,711

  Fully diluted effect of outstanding stock
   options                                                  217,468     202,225
                                                          ---------  ----------

  Weighted average number of common
   and common equivalent shares                           3,902,679   3,799,936
                                                          ---------  ----------
                                                          ---------  ----------

  Earnings per share                                          $0.36       $0.39
                                                          ---------  ----------
                                                          ---------  ----------


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